SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 4, 2012 (October 1, 2012)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20- 5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C., filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Bankruptcy Court”), thereby commencing cases (the “DH Chapter 11 Cases”) that were jointly administered under Case No. 11-38111 (CGM).  On July 6, 2012, Dynegy Inc. (“Dynegy”) filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court, thereby commencing a case (the “Dynegy Chapter 11 Case” and, together with the DH Chapter 11 Cases, the “Chapter 11 Cases”) that is being administered under Case No. 12-36728 (CGM). On September 10, 2012, the Bankruptcy Court entered an order confirming the Joint Chapter 11 Plan of Reorganization for DH and Dynegy (the “Joint Plan”).

As also previously disclosed, on September 30, 2012, pursuant to the terms of the Joint Plan, DH merged with and into Dynegy, with Dynegy continuing as the surviving entity. On October 1, 2012 (the “Effective Date”), Dynegy (the “Company”) effectuated its reorganization under chapter 11 and the Joint Plan. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Joint Plan.

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Effective Date, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the parties identified as “Investors” on the signature pages thereto. Pursuant to the Registration Rights Agreement, among other things, the Company is required to, as soon as commercially reasonable, but in any event not later than 90 days after the Effective Date, file a registration statement on any permitted form that qualifies, and is available for, the resale of “Registrable Securities” (as defined below) with the Securities and Exchange Commission (the “Commission”) in accordance with and pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Rights Agreement provides that “Registrable Securities” are shares of the Company’s common stock, par value $0.01 per share (the “New Dynegy Common Stock”) issued or issuable on or after the Effective Date to any Investor, including, without limitation, upon the conversion of the Warrants (as defined below) and any securities paid, issued or distributed in respect of any such New Dynegy Common Stock, but excluding shares of New Dynegy Common Stock acquired in the open market after the Effective Date.

At any time prior to the fifth anniversary of the Effective Date and from time to time after the later of (i) the date on which such a registration statement has been declared effective by the Commission and (ii) 210 days after the Effective Date, any one or more holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in an underwritten offering, provided that such holder or holders will be entitled to make such demand only if the total amount of Registrable Securities to be sold in such offering (including piggyback shares and before the deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, the lesser of (x) 5% of the then issued and outstanding New Dynegy Common Stock of the Company or (y) $250 million. The Company is not obligated to effect more than two such underwritten offerings during any period of twelve consecutive months and shall not be obligated to effect such an underwritten offering within 120 days after the pricing of a previous underwritten offering.  In addition, holders of Registrable Securities may request to sell all or any portion of their Registrable Securities in a non-underwritten offering by providing notice to the Company no later than two business days (or in certain circumstances five business days prior to the expected date of such an offering), subject to certain exceptions provided for in the Registration Rights Agreement.

When the Company proposes to offer shares in an underwritten offering whether for its own account or the account of others, holders of Registrable Securities will be entitled to request that their Registrable Securities be included in such offering, subject to specific exceptions.

Upon the Company becoming a well-known seasoned issuer, the Company is required to promptly register the sale of all of the Registrable Securities under an automatic shelf registration statement, and to cause such registration statement to remain effective thereafter until there are no longer Registrable Securities.  Registrable Securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; (iii) with respect to the Registrable Securities held by any Holder (as defined in the Registration Rights Agreement), any time that such Holder Beneficially Owns (as defined in Rule 13d-3 under the Exchange Act) Registrable Securities representing less than 1% of the then outstanding New Dynegy Common Stock and is permitted sell such Registrable Securities under Rule 144(b)(1); and (iv) the date on which such securities cease to be outstanding.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering may be imposed by the managing underwriter.

The foregoing description of the Registration Rights Agreement may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Warrant Agreement

As of the Effective Date, the Company issued five year warrants (the “Warrants”) to purchase up to 15,606,936 shares of New Dynegy Common Stock. The Warrants were issued to holders of Dynegy’s old common stock.

In connection with the issuance of the Warrants, the Company entered into a Warrant Agreement with Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agreement”), dated as of October 1, 2012. Subject to the terms of the Warrant Agreement, holders of Warrants are entitled to purchase shares of New Dynegy Common Stock at an exercise price of $40.00 per share. Subject to the terms of the Warrant Agreement, the Warrants will have a five-year term expiring at 5:00 p.m. New York City time on October 2, 2017. The Warrants may be exercised for cash or on a net issuance basis.

If at any time before the expiration of the Warrants, the Company (i) pays or declares a dividend or makes a distribution on the New Dynegy Common Stock payable in shares of its capital stock, (ii) subdivides any of its outstanding shares of New Dynegy Common Stock or any other equity securities of the Company on parity with New Dynegy Common Stock (“Common Stock Equivalents”) or (iii) combines any of its outstanding shares of New Dynegy Common Stock into a smaller number of shares, then the number of shares of New Dynegy Common Stock or other shares of capital stock for which a Warrant is exercisable shall be adjusted so that the holder of each Warrant shall be entitled upon exercise to receive the number of shares of New Dynegy Common Stock or other shares of capital stock that such Warrant holder would have owned or been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event.

Except in certain specified cases, if at any time before the expiration of the Warrants, the Company issues, sells, distributes or otherwise grants any rights to subscribe for or to purchase, or any warrants or options for the purchase of, any Common Stock Equivalents or any stock or securities convertible into or exchangeable for any Common Stock Equivalents, whether or not immediately exercisable, and the price per share at which such Common Stock Equivalents are issuable is less than ninety percent (90%) of the market price per share of New Dynegy Common Stock on the record date for the issuance, sale, distribution or grant (any such event being herein called a “Distribution”) then, effective upon such Distribution, the exercise price shall be reduced to the price determined by multiplying such exercise price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares constituting Common Stock Equivalents outstanding (exclusive of any treasury shares) immediately prior to such Distribution plus (ii) the number of shares which the aggregate consideration, if any, received (or to be received upon exercise) by the Company would purchase at such market price, and the denominator of which shall be the product of (A) the total number of shares of Common Stock Equivalents outstanding (exclusive of any treasury shares) immediately prior to such Distribution plus (B) the total number of shares constituting Common Stock Equivalents issuable upon exercise of all such Options or upon conversion or exchange of all Convertible Securities.

If at any time before the expiration of the Warrants, the Company distributes to the holders of Common Stock Equivalents (other than the Warrants) any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets, or any options, warrants or other rights to subscribe for or purchase any of the foregoing (in each case other than (i) any rights to subscribe for or purchase, or any warrants or options for the purchase of any Common Stock Equivalents or any stock or securities convertible into or exchangeable for any Common Stock Equivalents and (ii) any cash dividend from current or retained earnings), then the exercise price shall be decreased to a price determined by multiplying the exercise price then in effect by a fraction, the numerator of which shall be the market price per share of New Dynegy Common Stock on the record date for such distribution less the sum of (A) the cash portion, if any, of such distribution per share of New Dynegy Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (B) the then fair market value per share of New Dynegy Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, rights or options to purchase Common Stock Equivalents, warrants or subscription or purchase rights, and the denominator of which shall be such market price per share of New Dynegy Common Stock.

If at any time before the expiration of the Warrants, the Company shall (except as hereinafter provided) issue or sell any Common Stock Equivalents issued after the date hereof except in connection with (i) the conversion or exercise of any outstanding rights to subscribe for or to purchase, or any warrants or options for the purchase of, any Common Stock Equivalents or any stock or securities convertible into or exchangeable for any Common Stock Equivalents of the Company or the Warrants, (ii) the issuance of any Common Stock Equivalents upon the conversion or exercise of any rights granted under certain approved plans; (iii) the offering of any rights (which rights shall also attach to, and be issuable to holders of shares of New Dynegy Common Stock on a ratable basis with other Common Stock Equivalents) pursuant to a stockholder’s rights plan which may be adopted by the Company unless and until such date, if any, upon which the rights become effective or are triggered and cannot be redeemed by the Company at its option for nominal consideration or (iv) Common Stock Equivalents issued pursuant to or upon stock splits, combinations or dividends or certain other transactions (after giving effect to any adjustments) (such Common Stock Equivalents, “Additional Shares”), for consideration in an amount per Additional Share less than ninety percent (90%) of the market price per share constituting Common Stock Equivalents, then the number of shares of New Dynegy Common Stock for which each Warrant is exercisable shall be adjusted to equal the product obtained by multiplying such number immediately prior to such issuance or sale by a fraction (A) the numerator of which shall be the number of shares constituting Common Stock Equivalents outstanding immediately after such issuance or sale (on a fully-diluted basis), and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock Equivalents which the aggregate consideration received by the Company in connection with such issuance or sale of Additional Shares would purchase at the then current market price per share constituting Common Stock Equivalent, plus (y) the number of shares constituting Common Stock Equivalents outstanding immediately prior to such issuance or sale of Additional Shares (on a fully-diluted basis).

Readjustments will also be made to the exercise price and/or number of shares of New Dynegy Common Stock for which each Warrant is exercisable to address certain changes to, or the expiration of, the rights or options to purchase Common Stock Equivalents or the securities convertible into Common Stock Equivalents discussed above.

The foregoing description of the Warrant Agreement may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Indentures Governing Existing Notes

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s 8.75% Senior Notes due 2012 (the “8.75% Notes”) were cancelled and the indenture governing the 8.75% Notes was cancelled.

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s 7.5% Senior Unsecured Notes due 2015 (the “7.5% Notes”) were cancelled and the indenture governing the 7.5% Notes was cancelled.

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s 8.375% Senior Unsecured Notes due 2016 (the “8.375% Notes”) were cancelled and the indenture governing the 8.375% Notes was cancelled.

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s 7.125% Senior Debentures due 2018 (the “7.125% Notes”) were cancelled and the indenture governing the 7.125% Notes was cancelled.

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s 7.75% Senior Unsecured Notes due 2019 (the “7.75% Notes”) were cancelled and the indenture governing the 7.75% Notes was cancelled.

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s 7.625% Senior Debentures due 2026 (the “7.625% Notes”) were cancelled and the indenture governing the 7.625% Notes was cancelled.

On the Effective Date, pursuant to the Joint Plan, all outstanding obligations under DH’s Series B 8.316% Subordinated Deferrable Interest Debentures (the “8.316% Debentures”) were cancelled and the indenture governing the 8.316% Debentures was cancelled.  In addition, in connection with the cancellation of the 8.316% Debentures, and pursuant to the Joint Plan, the Series B 8.316% Subordinated Capital Income Securities due 2027 (the “NGC Notes”) issued by NGC Corporation Capital Trust I were cancelled, DH’s guarantee of the NGC Notes was terminated and the indenture governing the NGC Notes was cancelled.

Agreements Governing the Lease Certificates

On the Effective Date, pursuant to the Joint Plan, DH’s obligations as “Lessee Guarantor” (as defined therein) under the Pass Through Trust Agreement, dated as of May 1, 2001 (the “Pass Through Trust Agreement”), among Dynegy Roseton, L.L.C., Dynegy Danskammer, L.L.C., and The Chase Manhattan Bank, as pass through trustee were terminated and the related Guarantees by DH (as defined below) arising under that certain guarantee dated as of May 1, 2001, made by DH with respect to Roseton Units 1 and 2 and the guaranty, dated as of May 1, 2001, made by DH with respect to Danskammer Units 3 and 4 (the “Guarantees”) and all obligations thereunder were cancelled.

The 7.67% Pass Through Certificates, Series B issued under the Pass Through Trust Agreement (the “Lease Certificates”) remain outstanding.

Equity Interests

On the Effective Date, pursuant to the Joint Plan, all of Dynegy’s equity securities, including Dynegy’s old common stock were cancelled.

Item 3.02. Unregistered Sales of Equity Securities.

On the Effective Date (or as soon as practicable thereafter), the Company issued:

•                  99,000,000 shares of New Dynegy Common Stock to holders of Class 3 General Unsecured Claims under the Joint Plan;

•                  1,000,000 shares of New Dynegy Common Stock to the holders of Dynegy’s administrative claim against DH; and

•                  15,606,936 Warrants to holders of Dynegy’s old common stock.

The shares of New Dynegy Common Stock and the Warrants described above were issued pursuant to Section 1145 of the Bankruptcy Code, which generally exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied. As a result, the shares of New Dynegy Common Stock and the Warrants issued as described above generally may be resold without registration under the Securities Act, unless the seller is an “underwriter” with respect to those securities as defined by Section 1145(b)(1) of the Bankruptcy Code.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws” and under “Item 1.02. Termination of a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

As previously disclosed, effective on September 30, 2012, the following directors have departed the Company’s board of directors (the “Board”) in connection with the Company’s emergence from Chapter 11 proceedings and pursuant to the Joint Plan: Messrs. Thomas Elward, Michael Embler, Vincent Intrieri, Samuel Merksamer and Felix Pardo.

New Board of Directors

On the Effective Date, pursuant to the Joint Plan, the Board was reconstituted, subject to the completion of the Company’s administrative process, to consist of Messrs. Pat Wood III (Chairman), Paul M. Barbas, Robert C. Flexon, Richard L. Kuersteiner, Jeffrey S. Stein, John R. Sult and Ms. Hilary E. Ackermann.

Director Biographies

Pat Wood, III, 50, is serving as the Board’s non-executive Chairman and has served as a principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood currently also serves on the Boards of Directors of Quanta Services Inc. and SunPower Corp.

Paul M. Barbas, 55, was President and Chief Executive Officer of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company (DP&L), from October 2006 until December 2011. He also served on the Board of Directors of DPL Inc. and DP&L. He previously served as Executive Vice President and Chief Operating Officer of Chesapeake Utilities Corporation, a diversified utility company engaged in natural gas distribution, transmission and marketing, propane gas distribution and wholesale marketing and other related services from 2005 until October 2006, as Executive Vice President from 2004 until 2005, and as President of Chesapeake Service Company and Vice President of Chesapeake Utilities Corporation, from 2003 until 2004. From 2001 until 2003, he was Executive Vice President of Allegheny Power, responsible for the operational and strategic functions of a $2.7 billion company serving 1.6 million customers with 3,200 employees. He joined Allegheny Energy in 1999 as President of its Ventures unit.

Robert C. Flexon, 54, has served as the Company’s President and Chief Executive Officer since July 2011 and a director of the Company since June 2011. Prior to joining the Company, Mr. Flexon served as the Chief Financial Officer of UGI Corporation, a distributor and marketer of energy products and related services from February 2011 to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG from June 2010 until October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 until May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. from February 2009 until November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 until February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to March 2008. Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company. Mr. Flexon served on the board of directors of Foster Wheeler from 2006 until 2009 and from May 2010 until October 2010.

Richard L. Kuersteiner, 73, was a member of the Franklin Templeton Investments legal department in San Mateo, California from 1990 until May 2012. Mr. Kuersteiner has a strong interest in good corporate governance practices and is a long-standing member of the Stanford Institutional Investors Forum. At Franklin he served as Associate General Counsel from 2007 until May 2012 and in various other capacities, including Director of Restructuring and Managing Corporate Counsel. For many years he also was an officer of virtually all of the Franklin, Templeton and Mutual Series funds. In February 2010 when R H Donnelley Corporation emerged from Chapter 11 bankruptcy as Dex One Corporation, he joined its Board of Directors and is currently a member of the Audit and Finance Committee, the Compensation and Benefits Committee and Chair of the Corporate Governance Committee. Additionally, Mr. Kuersteiner is a director of each of the nine wholly-owned Dex One subsidiaries.

Jeffrey S. Stein, 42, is a Co-Founder and Managing Partner of Power Capital Partners LLC a private equity firm founded in January 2011. Mr. Stein is an investment professional with over 19 years of experience in the high yield, distressed debt and special situations asset class who has substantial experience investing in the merchant power and regulated electric utility industries. He has invested in numerous power companies representing a broad array of power plants diversified by fuel source, position on the dispatch curve, geographic location and technology. In addition, Mr. Stein has been actively involved in the hedging, refinancing, restructuring and sale of various power assets. Previously Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations asset management firm.  From January 2003 through December 2009, Mr. Stein served as the Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios.  From July 1997 to December 2002, Mr. Stein was a Director at The Delaware Bay Company, Inc.  From September 1991 to August 1995, Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves on the Boards of Directors of Granite Ridge

Holdings, LLC, and US Power Generating Company. Mr. Stein previously served as a member of the Board of Directors of KGen Power Corporation.

John R. Sult, 53, was Executive Vice President and Chief Financial Officer of El Paso Corporation from March 2010 until May 2012. He previously served as Senior Vice President and Chief Financial Officer from November 2009 until March 2010, and as Senior Vice President and Controller from November 2005 until November 2009. Mr. Sult served as Executive Vice President and Chief Financial Officer of El Paso Pipeline GP Company, L.L.C. from July 2010 until May 2012, as Senior Vice President and Chief Financial Officer from November 2009 until July 2010, and as Senior Vice President, Chief Financial Officer and Controller from August 2007 until November 2009. Mr. Sult also served as Chief Accounting Officer of El Paso Corporation and as Senior Vice President, Chief Financial Officer and Controller of El Paso’s Pipeline Group from November 2005 to November 2009. Prior to joining El Paso, Mr. Sult served as Vice President and Controller of Halliburton Energy Services from August 2004 until October 2005, where he was responsible for all aspects of accounting, financial reporting, budgeting and forecasting for the energy services business unit. Prior to joining Halliburton, Mr. Sult managed an independent consulting practice that provided a broad range of finance and accounting advisory services and assistance to public companies in the energy industry. Prior to private practice, Mr. Sult was an audit partner with Arthur Andersen LLP where he gained over 20 years of experience working with public and private companies in the energy industry.

Hilary E. Ackermann, 56, was Chief Risk Officer with Goldman Sachs Bank USA from October 2008 to 2011. In this role, she managed Credit, Market and Operational Risk for Goldman Sach’s commercial bank; developed bank’s risk management infrastructure including policies and procedures and processes; maintained ongoing relationship with bank regulators including New York Fed, NY State Banking Department and the FDIC; chaired Operational risk, Credit risk and Middle Market Loan Committees; served as Vice Chair of Bank Risk Committee; was a member of Community Investment, Business Standards and New Activities Committees; was a member of GS Group level Credit Policy and Capital Committees; and chaired GS Group level Operational Risk Committee. Ms. Ackermann served as Managing Director, Credit Department of Goldman, Sachs & Co. from January 2002 until October 2008, as VP, Credit Department from 1989 to 2001, and as an Associate in the Credit Department from 1985 to 1988. Prior to joining Goldman, Sachs, Ms. Ackermann served as Assistant Department Head of Swiss Bank Corporation from 1981 until 1985.

Committee Memberships

The following directors will be members of the Corporate Governance and Nominating Committee of the Board: Richard L. Kuersteiner (Chair), Jeffrey S. Stein and Pat Wood, III.

The following directors will be members of the Compensation and Human Resources Committee of the Board: Paul M. Barbas (Chair), Richard L. Kuersteiner and Jeffrey S. Stein.

The following directors will be members of the Audit and Compliance Committee of the Board: John R. Sult (Chair), Hilary E. Ackermann and Paul M. Barbas.

The following directors will be members of the Finance and Risk Management Committee of the Board: Hilary E. Ackermann (Chair), Jeffrey S. Stein and John R. Sult.

Mr. Pat Wood, III will serve as an Ex-Officio Member of the Audit & Compliance, Compensation & Human Resources and Finance Committees.  None of these committee members is a current or former officer or employee of the Company or any of its subsidiaries, is involved in any relationship requiring disclosure as an interlocking executive officer or director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

Compensation

Compensation for the Company’s non-employee directors has not yet been determined, but is expected to be determined by the newly constituted Board at its first Board meeting.

2012 Long Term Incentive Plan

The Company adopted the 2012 Long Term Incentive Plan (the “2012 LTIP”), effective as of the Effective Date under which an aggregate of 6,084,576 shares of New Dynegy Common Stock are reserved for issuance as equity-based awards to employees, directors and certain other persons (the “LTIP Shares”).  None of the LTIP Shares were issued on the Effective Date.

The following is a summary of the material terms of the 2012 LTIP:

Administration

The 2012 LTIP will be administered by a committee of, and appointed by, the Board (the “Committee”) that will be composed of two or more directors who also qualify as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and as “non-employee directors” as defined in Rule 16b-3 of the Exchange Act and who otherwise qualify as independent under applicable listing exchange requirements.

The Committee will have authority, subject to the terms of the 2012 LTIP, to establish rules and regulations for the administration of the 2012 LTIP, to select the employees, directors and consultant to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to the success of the Company and such other factors as the Committee may in its discretion deem relevant.

Participation and Eligibility

The Committee may determine the eligibility of directors, employees and consultants of the Company to participate in the 2012 LTIP.

Shares Subject to the 2012 LTIP

Subject to adjustment in accordance with the provisions of the 2012 LTIP, the aggregate number of shares of New Dynegy Common Stock available for the grant of awards under the 2012 LTIP shall not exceed 6,084,576 shares. The maximum number of shares of New Dynegy Common Stock that may be subject to Options, Restricted Stock Awards, Stock Unit Awards, Stock Appreciation Rights, Phantom Stock Awards and Performance Awards, each as defined below, denominated in shares of New Dynegy Common Stock granted to any one individual during any calendar year may not exceed 1,216,915 shares or the equivalent of 1,216,915 shares of New Dynegy Common Stock (subject to adjustment in accordance with the provisions of the 2012 LTIP). The maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the fair market value of any shares of New Dynegy Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed a fair market value of $10,000,000.

Terms, Conditions and Limitations of Awards

Generally, the Committee will determine the type or types of awards and will designate the participants who will receive such awards. An award will be embodied in an agreement, which will contain terms, conditions and limitations not inconsistent with the provisions of the 2012 LTIP. Subject to limitations set forth in the 2012 LTIP, awards may be granted singly or in combination or in tandem with other awards.

Stock Options.  Options are rights to purchase a specified number of shares of New Dynegy Common Stock at a specified price. Options awarded under the 2012 LTIP may be either incentive stock options, if so designated by the Committee, that comply with the requirements of Section 422 of the Code, or non-qualified stock options that do not comply with those requirements.  Except as otherwise required under the 2012 LTIP, the Option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the Option is granted, and the term of each Option will be as specified by the Committee at the date of grant (but not more than ten years). If an incentive stock option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

The Option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of New Dynegy Common Stock owned by the optionee or by a combination of cash and New Dynegy Common Stock. Additionally, Stock Appreciation Rights may be granted to optionees in conjunction with Options granted under the 2012 LTIP. The 2012 LTIP also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may effect a cashless exercise of an Option.

Restricted Stock Awards.  Pursuant to a Restricted Stock Award, shares of New Dynegy Common Stock will be issued or delivered to the employee, director or consultant participant at the time the award is made without any payment (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares as may be determined in the discretion of the Committee.

Phantom Stock Awards. Phantom Stock Awards are rights to receive New Dynegy Common Stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Phantom Stock Awards vest over a period of time established by the Committee, with or without satisfaction of any performance criteria or objectives, as determined by the Committee in its sole discretion. The Committee may, in its discretion, require payment or other conditions on the recipient of a Phantom Stock Award, including imposition of any forfeiture restrictions.

Payment of a Phantom Stock Award may be made in cash, New Dynegy Common Stock or a combination thereof, as determined by the Committee. Payment may be made in a lump sum or in installments, as prescribed by the Committee.

Stock Appreciation Rights. A Stock Appreciation Right award will entitle the holder of the award to receive, upon the exercise of the Stock Appreciation Right, shares of New Dynegy Common Stock (valued based on the fair market value at the time of exercise), cash or a combination thereof, in the Committee’s discretion, in an amount equal to the excess of the fair market value of the New Dynegy Common Stock subject to the Stock Appreciation Right as of the date of the exercise over the purchase price of the Stock Appreciation Right. If granted in tandem with an Option, the exercise of a Stock Appreciation Right will result in the surrender of the related Option, and unless otherwise provided by the Committee, the exercise of an Option will result in the surrender of a related Stock Appreciation Right, if any. If a Stock Appreciation Right is not granted in tandem with an Option, subject to certain adjustments, the exercise price of the Stock Appreciation Right will not be less than the fair market value of a share of New Dynegy Common Stock on the date the Stock Appreciation Right is granted. The Committee may establish the term of a Stock Appreciation Right, but in no event may a Stock Appreciation Right be exercisable after ten years from the date of grant.

Stock Units. The Committee may grant Stock Units to eligible individuals.  A Stock Unit Award is the grant of a right to receive shares of New Dynegy Common Stock and/or cash in the future.  For each Stock Unit holder, the Committee will determine the timing of awards, the number of Stock Units awarded, the value of Stock Units, any performance measures used for determining whether Stock Units are earned, the number of earned Stock Units that will be paid in cash and/or shares of New Dynegy Common Stock, whether and when any dividend equivalents are to be paid on Stock Units and any additional terms the Committee deems appropriate. Payment for Stock Units earned may be made in cash, New Dynegy Common Stock or in some combination thereof, and as a lump sum payment or in installments, as determined by the Committee.

Performance Awards. The Committee may, in its sole discretion, grant Performance Awards (which may include, for example, Restricted Stock Awards, Stock Units, Phantom Stock Awards, Options, and/or Stock Appreciation Rights) under the 2012 LTIP that may be paid in cash, New Dynegy Common Stock or a combination thereof as determined by the Committee. The receipt of cash or New Dynegy Common Stock pursuant to a Performance Award will be contingent upon satisfaction by the Company, or any affiliate, division or department thereof, of performance goals established by the Committee. If a Performance Award covering shares of New Dynegy Common Stock is to be paid in cash, then such payment will be based on the fair market value of the New Dynegy Common Stock on the payment date.

The Committee may, in its sole discretion, grant Restricted Stock Awards, Stock Units, Phantom Stock Awards, and Performance Awards that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, (“Qualified Performance-Based Awards”). Special rules will apply to those awards made to “covered employees” (within the meaning of Section 162(m) of the Code) selected by the Committee to receive Qualified Performance-Based Awards, with such special rules generally intended to ensure that those awards will qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

Adjustments Upon Changes in Capital Structure and Similar Events

In the event of (i) any dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, split-up, combination or other similar corporate transaction or event, or (ii) unusual or nonrecurring events affecting the Company or any of its affiliates, or changes in applicable rules, regulations or other requirements, such that in either case an adjustment is determined by the Committee to be necessary or appropriate, the Committee shall make any such adjustment in a manner as it may deem equitable, including, but not limited to: (1) adjusting the number of shares of New Dynegy Common Stock or that may be delivered in respect of awards under the 2012 LTIP or with respect to which awards may be granted under the 2012 LTIP, or the terms of any outstanding awards, (2) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restriction on, or termination of awards, and (3) cancelling any one or more outstanding awards and causing to be paid to holders thereof, in cash, shares of New Dynegy Common Stock, other securities or property, or any combination thereof, the value of such awards net of any amount payable therefor, if any, as determined by the Committee.

Unless otherwise provided in an award, in the event that an 2012 LTIP participant’s employment or service is terminated by the Company or an affiliate without “cause” (as defined in the 2012 LTIP) within six months following a “corporate change” (as defined in the 2012 LTIP), all unvested awards then held by such participant will vest in full.

Amendment, Modification and Termination

The Board may from time to time amend the 2012 LTIP; however, any change that would materially impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent, except that any such change made to comply with applicable law or rules may be made without the participant’s consent. Further, without the prior approval of the Company’s stockholders, the Board may not amend the 2012 LTIP to change the class of eligible individuals, increase the maximum aggregate number of shares of New Dynegy Common Stock that may be issued under the 2012 LTIP, or amend or delete the provisions of the 2012 LTIP that prevent the Committee from amending any outstanding option contract to lower the option exercise price and to cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options, except such an amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.  The Committee may alter or amend the terms of any award theretofore granted retroactively or otherwise, but no such amendment may cause an award that is intended to qualify as a Qualified Performance-Based Award not to so qualify or otherwise be inconsistent with the terms and conditions of the 2012 LTIP or materially impair the rights of the applicable participant without the consent of such participant, except any such amendment made to cause the 2012 LTIP or such award to comply with applicable law or rules, which may be made without a participant’s consent.  The Board, in its discretion, may terminate the 2012 LTIP at any time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Joint Plan, Dynegy’s certificate of incorporation and bylaws were amended and restated in their entirety. The Company’s Third Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) and Fourth Amended and Restated Bylaws (the “Amended Bylaws”) became effective on the Effective Date.

A description of the key provisions of the Amended Certificate of Incorporation and the Amended Bylaws is included in the Company’s registration statement on Form 8-A filed with the Commission on the Effective Date, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of the Amended Certificate of Incorporation and the Amended Bylaws which are attached as Exhibit 3.1 and 3.2 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Consummation of the Joint Plan

On October 1, 2012, the Company announced that it had effectuated the Joint Plan. A copy of the press release announcing the effectiveness of the Joint Plan and the Company’s emergence from Chapter 11 protection is attached hereto as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation
3.2	Fourth Amended and Restated Bylaws
4.1	Registration Rights Agreement, dated October 1, 2012, by and among the Company and the investors party thereto.
10.1

Agreement and Plan of Merger, dated September 28, 2012, by and among Dynegy and DH (incorporated by reference to Exhibit 10.2 to the Form 8-K of Dynegy and DH, filed with the Commission on October 2, 2012)

10.2	Warrant Agreement, dated October 1, 2012, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent*
10.3	2012 Long Term Incentive Plan
99.1	Press release dated October 1, 2012

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted and filed separately with the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: October 4, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation
3.2	Fourth Amended and Restated Bylaws
4.1	Registration Rights Agreement, dated October 1, 2012, by and among the Company and the investors party thereto.
10.1

Agreement and Plan of Merger, dated September 28, 2012, by and among Dynegy and DH (incorporated by reference to Exhibit 10.2 to the Form 8-K of Dynegy and DH, filed with the Commission on October 2, 2012)

10.2	Warrant Agreement, dated October 1, 2012, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent*
10.3	2012 Long Term Incentive Plan
99.1	Press release dated October 1, 2012

* Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted and filed separately with the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934, as amended.